UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 20, 2024

GLOBALTECH CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-56482	82-3926338
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3550 Barron Way Suite 13a, Reno, NV	89511
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 775 624 4817

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Change in Registrant’s Certifying Accountant.

Item 4.01 Resignation of Auditor

M/s Crowe Hussain Chaudhary & Co Chartered Accountants resigned as the independent registered public accounting firm of GlobalTech Corporation (the “Company”) effective immediately. The company is currently in process of appointing a successor independent registered public accounting firm.

M/s Crowe Hussain Chaudhary & Co audited the financial statements of the Company for the two years ended 31 December 2022 and 2021. The report of Crowe Hussain Chaudhary & Co on such financial statements, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

For the past two fiscal years and subsequent interim periods though the date of resignation, there have been no disagreements between the Company and Crowe Hussain Chaudhary & Co on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Any disagreement, if not resolved to the satisfaction of Crowe Hussain Chaudhary & Co, would have caused them to make reference thereto in their report on the financial statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GlobalTech Corporation

/s/ Dana Green
Chief Executive Officer
Date: March 20, 2024

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